Exhibit 99.1

Broadcom and QLogic Announce Sale and Purchase of Certain Ethernet

Controller-related Assets and Entry Into ASIC Partnership

QLogic Investor Conference Call at 2:30 p.m. PT / 5:30 p.m. ET Today

IRVINE, Calif. and ALISO VIEJO, Calif. February 18, 2014 – Broadcom Corporation (NASDAQ: BRCM), a global innovation leader in semiconductor solutions for wired and wireless communications and QLogic Corporation (NASDAQ: QLGC), a leading supplier of high performance network infrastructure solutions, today announced a definitive agreement under which QLogic will acquire certain 10/40/100Gb Ethernet controller-related assets and non-exclusive licenses to certain intellectual property relating primarily to Broadcom’s programmable NetXtreme® II Ethernet controller family. Total deal consideration is approximately $147 million in cash. In connection with the transaction, Broadcom and QLogic will enter into a long-term supply agreement whereby Broadcom will become ASIC supplier to QLogic in support of the NetXtreme II product line.

“This transaction is a win-win for our customers. Broadcom is focusing internal Ethernet controller efforts on strengthening its end-to-end data center platform while establishing a long-term ASIC supply relationship with QLogic in support of NetXtreme II Ethernet controllers,” said Rajiv Ramaswami, Executive Vice President and General Manager of Broadcom’s Infrastructure and Networking Group. “This transaction enables customers to be served without disruption by a leading partner, allows Broadcom to provide a broader solution portfolio overall and creates value for our shareholders.”

“We are pleased to enter into this partnership with Broadcom,” said Prasad Rampalli, President and Chief Executive Officer of QLogic. “QLogic gains world-class technology, an immediate presence serving enterprise customer Ethernet controller needs and an important long-term partnership to deliver end-to-end solutions. Going forward, this acquisition will form the foundation of our Ethernet controller business and accelerates our time-to-market with leading-edge technology.”

Concurrent with the closing, it is expected QLogic will license certain Broadcom patents under a non-exclusive patent license agreement that will cover QLogic’s Fibre Channel products in exchange for a license fee of $62 million.

The transaction has been approved by the boards of directors of Broadcom and QLogic and is subject to customary closing conditions. The transaction is expected to close in the first quarter of calendar 2014.

Excluding potential one-time gains related to this asset sale, Broadcom expects the transaction to be slightly accretive to earnings per share in 2014.

QLogic expects this transaction to be immediately accretive to revenue and non-GAAP earnings per share.

QLogic to Host Investors’ Conference Call

QLogic will host a conference call for analysts and investors today at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time) to discuss the transaction. The call and materials to be presented will be webcast live via the Internet at http://ir.qlogic.com. Phone access to participate in the conference call is available at (888) 713-4487, passcode 6366233.

The transaction information that QLogic intends to discuss during the conference call will be available on QLogic’s website at http://ir.qlogic.com for twelve months following the conference call. A replay of the conference call will be available via webcast at http://ir.qlogic.com for twelve months.

About Broadcom

Broadcom Corporation (NASDAQ: BRCM), a FORTUNE 500® company, is a global leader and innovator in semiconductor solutions for wired and wireless communications. Broadcom® products seamlessly deliver voice, video, data and multimedia connectivity in the home, office and mobile environments. With the industry’s broadest portfolio of state-of-the-art system-on-a-chip solutions, Broadcom is changing the world by connecting everything®. For more information, go to www.broadcom.com.

About QLogic – the Ultimate in Performance

QLogic (NASDAQ:QLGC) is a global leader and technology innovator in high performance server and storage networking connectivity products. Leading OEMs and channel partners worldwide rely on QLogic for their server and storage networking solutions. For more information, visit www.qlogic.com.

Cautions Regarding Forward-Looking Statements

All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Broadcom’s and QLogic’s respective current expectations, estimates and projections about their respective industry and business, management’s beliefs, and certain assumptions made by Broadcom and QLogic, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to the benefits of the transaction to customers, the impact of the acquisition on earnings per share, and the expected date of closing of the transaction. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important risk factors that may cause such a difference for Broadcom in connection with the transaction include, but are not limited to, the risks inherent in the sale of technologies and businesses, including unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, unanticipated costs related to services to be provided by Broadcom to QLogic in connection with the transaction, the risk that the conditions to the closing of the transaction are not satisfied, uncertainties as to the timing of completion of the transaction and the ability of each of Broadcom and QLogic to consummate the transaction, and matters arising in connection with the parties’ efforts to comply with and satisfy applicable closing conditions relating to the transaction.

Important risk factors that may cause such a difference for QLogic in connection with the transaction include, but are not limited to, the risk inherent in the purchase of technologies and businesses, including unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, unanticipated costs associated with the transition services to be provided by Broadcom to QLogic in connection with the transaction, the risk that the conditions to the closing of the transaction are not satisfied, uncertainties as to the timing of completion of the transaction and the ability of each of Broadcom and QLogic to consummate the transaction, and matters arising in connection with the parties’ efforts to comply with and satisfy applicable closing conditions relating to the transaction.

The respective Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings of Broadcom and QLogic discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect their respective businesses, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of this date. Neither Broadcom nor QLogic undertake any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances. Broadcom is responsible for information in this press release concerning Broadcom and QLogic is responsible for information in this press release concerning QLogic.

Broadcom Contacts

Media: Karen Kahn Vice President, Communications 949-926-3139 kkahn@broadom.com	Investor: Chris Zegarelli Senior Director, Investor Relations 949-926-7567 czegarel@broadcom.com

QLogic Contacts

Media: Steve Sturgeon QLogic Corporation 858.472.5669 steve.sturgeon@qlogic.com	Investor: Doug Naylor QLogic Corporation 949.542.1330 doug.naylor@qlogic.com

Broadcom®, the pulse logo, Connecting everything®, the Connecting everything logo and the NetXtreme® logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. QLogic and the QLogic logo are registered trademarks of QLogic Corporation. Any other trademarks or trade names mentioned are the property of their respective owners.